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                                                                       EXHIBIT 5

                [KUMMER KAEMPFER BONNER & RENSHAW LETTERHEAD]


                              September 30, 1996


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20001

        Re:     TSX Corporation
                Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special Nevada counsel to TSX Corporation, a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of a secondary offering and sales by William H. Lambert, Chairman of the Board, President and Chief Executive Officer of the Company, of up to 300,000 shares of the Company's common stock, $.01 par value per share (the "Lambert Shares"), underlying certain options granted to Lambert (the "Lambert Options").

        We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

        Based on such examination and subject to the limitations hereinabove provided, we are of the opinion that the Lambert Shares, when issued and sold in accordance with the terms of the Lambert Options and upon receipt of the consideration required thereunder, will be legally issued, fully paid and nonassessable.
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Securities and Exchange Commission
September 30, 1996
Page 2


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the prospectus included with the Registration Statement under the caption "Legal Matters" in the manner therein set forth.

                                   Very truly yours,



                                   /s/ KUMMER KAEMPFER BONNER & RENSHAW

                                   Kummer Kaempfer Bonner & Renshaw